Exhibit 10.34

FIRST AMENDMENT TO LEASE

This First Amendment to Lease (the “First Amendment”) is entered into as of September 9, 2015 by and between BPG ROCK WESTLAKE, LLC, a Delaware limited liability company (“Lessor”) and ATARA BIOTHERAPEUTICS, INC., a Delaware corporation (“Lessee”), with respect to the following facts, understandings and agreements:

RECITALS

A.Lessor and Lessee have previously entered into that certain Office Lease, dated as of January 7, 2015 (“Lease”), for certain premises more particularly described in the Lease.  Capitalized terms used, and not otherwise defined, herein shall have the meanings given those terms in the Lease.

B.Lessor and Lessee desire to amend the Lease in order to revise the Premises, Term and Base Rent and in other respects as herein provided.

AGREEMENT

NOW THEREFORE, in consideration for the mutual covenants contained herein, and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Parties covenant and agree as follows:

1.  Recitals.The Recitals to this First Amendment are hereby made a part of this agreement and incorporated herein by this reference.

2.  Additional Space.Lessor and Lessee hereby agree to increase the rentable square footage (“RSF”) of the Premises to include Suite 220 (“Additional Space”), which consists of 7,600 RSF on the second floor of 4360 Park Terrace Dr. located at the Project. The Additional Space, as more particularly described in Exhibit A, attached hereto and incorporated by reference, shall be delivered to Lessee and become effective as part of the Premises on September 15, 2015.

3.  The Expansion Space and Option to Expand.  Lessor and Lessee hereby agree to increase the RSF of the Premises to include Suite 120 (“the Expansion Space”) as that term is further defined in the Lease, which consists of 2,937 RSF on the first floor of 4360 Park Terrace Dr. located at the Project. The Expansion Space, as more particularly described in the Lease and Exhibit B to this First Amendment, attached hereto and incorporated by reference, shall be delivered to Lessee and become effective as part of the Premises upon the Substantial Completion of the Expansion Space Work(as such terms are defined in the Lease). All of the Expansion Space Work shall be conducted by Lessor according to the terms and conditions of Exhibit I to the Lease at Lessor’s sole cost and expense.  Lessor and Lessee agree that the terms of Exhibit I of the original Lease shall be modified to evidence a mutual agreement that the Option to Expand, as defined in Exhibit I of the Lease, has been exercised by Lessee and the parties hereto have agreed to change the automatic term extension upon expiration of the Initial Term for the Expansion Space from two (2) years to one (1) year.

4.   Term.   Lessor and Lessee hereby agree that the term for the original Premises as set forth in the Lease, as well as the terms for the Additional Space and the Expansion Space, shall expire on April 30, 2019.

5.   Percentage Share.   Effective September15, 2015, Lessee’s Percentage Share of Basic Costs for the Premises (which shall then include Additional Space) is a total of 11.59% (the ratio of 12,443 RSF of the Premises to the building total of 107,372 RSF). Effective upon the Substantial Completion of the Expansion Space Work (as such term is defined in the Lease), Lessee’s Percentage Share of Basic Costs for the Premises shall further increase to a total of 14.3% (the ratio of 15,380 RSF of the Premises to the building total of 107,372 RSF).

6.   Rental Obligation.   Effective September 15, 2015, and every month thereafter, Lessee shall pay, without offset or deduction, the following amounts as basic monthly Base Rent for the Premises (which shall then include the Additional Space), payable in advance promptly the first day of every calendar month.

Base Rent:
Dates:	Rentable Rate Per Rentable Square Foot:	Monthly Installment of Base Rent:	Period Total:
9/15/15 – 1/31/16	$2.00	$24,886.00	$112,816.53
2/1/16 – 1/31/17	$2.06	$25,632.58	$307,590.96
2/1/17 – 1/31/18	$2.12	$26,401.56	$316,818.69
2/1/18 – 1/31/19	$2.19	$27,193.60	$326,323.25
2/1/19 – 4/30/19	$2.25	$28,009.41	$84,028.24

Effective upon the Substantial Completion of the Expansion Space Work and every month thereafter, Lessee shall pay, without offset or deduction, the following amounts as basic monthly Base Rent for the Premises (which shall then include the Additional Space and the Expansion Space), payable in advance promptly the first day of every calendar month.

Base Rent:
Dates:	Rentable Rate Per Rentable Square Foot:	Monthly Installment of Base Rent:	Period Total:
2/1/16 – 1/31/17	$2.06	$31,682.80	$380,193.60
2/1/17 – 1/31/18	$2.12	$32,633.28	$391,599.36
2/1/18 – 1/31/19	$2.19	$33,612.28	$403,347.36
2/1/19 – 4/30/19	$2.25	$34,620.65	$103,861.95

7.Lessee Improvements. Lessee agrees to take the Additional Space “as is” and Lessor agrees to steam clean the carpet, patch and paint with a Building Standard color selected by Lessee and provide lights and electrical outlets in good working order. Lessee shall have the right, at its sole cost and expense, to install a security system to control the Additional Space, provided that the security system is removed and the Premises are restored to original condition at the end of the lease term. Lessee will not be required to remove any of the existing wiring or improvements in the Additional Space. Lessee will have the right to use the existing key card security system provided that it is in good working order. If the existing key card system is not in good working order, Lessee shall have the right to remove the existing key card system and replace with a new key card system at Lessee’s sole cost and expense.

Lessee agrees to take the Expansion Space upon Substantial Completion of the Expansion Space Work as set forth in the Lease.

8.   Base Year.   Lessee’s Base Year for the Additional Space and the Expansion Space shall be the same year as set forth in the Lease.

9.	Security Deposit. The Security Deposit for the Additional Space

shall be equal to $28,009.41. The Security Deposit for the Expansion Space shall be equal to $6,611.24. Lessor currently holds from Lessee a Security Deposit in the amount of $30,801.48. Upon execution of this First Amendment, Lessee shall deliver to Lessor the total increased amount of the Security Deposit of $34,620.65.

10.    Parking.   Lessee shall be entitled to an additional thirty-three (33) parking spaces, subject to the terms of the original Lease.

11. No Default by Lessor.   Lessee acknowledges and confirms that no default by Lessor exists.

12.	Continuing Effectiveness. All terms and provisions of the Lease, unless modified herein by this First Amendment, shall remain unchanged and shall continue in full force and effect.

IN WITNESS THEREOF, this First Amendment has been executed as of the date first above written.

“LESSOR”

BPG ROCK WESTLAKE, LLC

a Delaware limited liability company

By:Barker Pacific Group, Inc.,
a Delaware Corporation
its Authorized Manager

By:  _/s/ Michael D. Barker

Michael D. Barker

Managing Director

“LESSEE” ATARA BIOTHERAPEUTICS, INC. a Delaware limited liability company By:___/s/ Isaac Ciechanover___________

EXHIBIT A

Additional Space Floor Plan

(see attached)

EXHIBIT B

The Expansion Space Floor Plan

(see attached)

APPENDIX 1 to EXHIBIT I

Expansion Space Plan

NEW OFFICE-4
16'-5"x10'-11"
NEW OFFICE-5
10'-0"x12'-4"
NEW OFFICE-6
14'-6"x10'-0"
NEW 30" SIDELIGHT
NEW 30" SIDELIGHT
NEW OFFICE-3
12'-0"x10'-11"
NEW 30" SIDELIGHT
NEW OFFICE-7
ASSIST-1
ASSIST-2
ASSIST-3
ASSIST-4
ASSIST-5
ASSIST-6
NEW OFFICE-2
12'-0"x10'-11"
NEW 30" SIDELIGHT
NEW CONF
NEW OFFICE-1
12'-0"x10'-11"
NEW 30" SIDELIGHT
12'-0"
OPENING
EXPANSION SUITE #120
EXISTING SUITE #100
SUITE #120 EXPANSION
SUITE #100 EXISTING

NOTE:

The layout, dimensions, and designs depicted in this document are subject to change or modification upon review and approval by the local building official through a formal plan check/permit process. No construction is to commence or be performed based upon this document. Any person or entity that does perform construction from this document assumes full responsibility for all applicable building code compliance.

APPROVED:

TENANT ________________

SIGNATURE ________________

DATE ________________

NORTH

ATARA
CONCEPTUAL SPACE PLAN - ALTERNATE OPT 1
4360 PARK TERRACE SUITE #120

SCALE: NTS DECEMBER 31, 2014

0' 2' 4' 8' 16'

Exhibit I

BN 6446545v1